OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (718) 753-7200

                                               November 24, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: East/West Communications, Inc. (formerly ARF Communications B, Inc.)
                           FORM S-1

Gentlemen:

                  We have acted as counsel to East/West Communications, Inc., a Delaware corporation and formerly ARF Communications B, Inc. (the "Company"), in connection with its filing of a registration statement on Form S-1, (the "Registration Statement"), relating to shares of its Class A Common Stock, $.0001 par value (the "Shares").

                  In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-Laws, each as amended to date, corporate proceedings of the Company, the Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.

                  With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all

Securities and Exchange Commission
November 24, 1997
Page 2

signatures on all documents submitted to us. Finally, we have assumed the occurrence of the precedential actions which are described in the Registration Statement (including the merger of the Partnership and the Company) which are necessary to effect the Spin Off, some of which remain to be completed.

                  On the basis of and subject to the foregoing, we are of the opinion that the Shares have been validly authorized and, when distributed as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

                  We are members of the Bar of the State of New York. This opinion is limited to the effects of the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                  Capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Registration Statement.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Experts" in the prospectus constituting part of the Registration Statement.



                                       Very truly yours,


                                      /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                      ------------------------------------------
                                          OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP